Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-182350) of Applied DNA Sciences, Inc. of our report dated May 1, 2014, except for paragraph 3 to Note B, as to which the date is October 29, 2014, relating to the consolidated financial statements as of and for each of the two years in the period ended September 30, 2013, which appears in this annual report on Form 10-K.

/s/ RBSM LLP

New York, New York
December 15, 2014